PROSPECTUS and                  PRICING SUPPLEMENT NO. 20
PROSPECTUS SUPPLEMENT, each     effective at 2:00 PM ET
Dated October 19, 2000          Dated 13 March 2001
CUSIP: 24422ENE5                Commission File No.: 333-39012
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,540,000,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              20 March 2001

Maturity Date:                    02 April 2004

Principal Amount:                 $40,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 28 Basis Point

Initial Interest
Determination Date:               16 March 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 2nd of
                                  each Jan, Apr, Jul, Oct
                                  (or next business day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 2nd of
                                  each Jan, Apr, Jul, Oct
                                  (or next business day)

Redemption Provisions:            None

                                  Saloman Smith Barney has
                                  purchased the Senior Notes
                                  as Principal at 99.65% of
                                  the aggregate principal
                                  amount of the Senior Notes.


Salomon Smith Barney